SELLING DEALER AGREEMENT

This Agreement is made as of July 31, 2000 ("Effective Date"), by and between American Express Financial Advisors Inc., a Delaware corporation (the "Distributor"), distributor for certain registered face-amount certificates offered by American Express Certificate Company (the "Issuer"), and Securities America Inc., a Delaware corporation (the "Dealer").

I.   DEALER ACTIVITIES

     (1) During the term of this Agreement, the Dealer and persons designated by it shall have the non-exclusive right to solicit orders for and to distribute those face-amount certificates issued by the Issuer that the Distributor may from time to time agree to permit the Dealer to offer to the Dealer's clients ("Certificates"). The Dealer and the Distributor agree to be bound by the terms of this Agreement in connection with any such offers of Certificates. Each Certificate that the Distributor may permit the Dealer to offer shall be described in a Product Exhibit attached hereto, which Product Exhibits may be amended or supplemented by the Distributor from time to time by mailing a revised Product Exhibit to the Dealer.

     (2) It is the Dealer's responsibility to insure that any investments in Certificates by its clients are suitable for those clients pursuant to the applicable suitability requirements of the National Association of Securities Dealers, Inc. ("NASD") and any state or federal law, as amended from time to time.

     (3) The Dealer agrees that all orders and instructions for Certificates shall be made by the facilities of the Depository Trust Company ("DTC") or if those facilities are not available for the Certificates being sold, then in writing on forms acceptable to the Distributor and the Issuer sent by facsimile, or as the Distributor and the Dealer otherwise agree; provided however, that the Dealer may accept telex or telephone purchase instructions from Dealer's clients in accordance with Section VI (3) hereof. Every order by the Dealer shall be subject to acceptance or rejection by the Distributor or Issuer in the sole discretion of either. The Dealer shall handle orders in accordance with instructions forwarded by the Distributor to the Dealer from time to time. All such orders and instructions shall comply with time frames and other requirements of DTC to the extent applicable.

     (4) Payment for Certificates ordered by Dealer shall be made in federal funds or by check or bank wire in U.S. dollars, through DTC if applicable, and must be received by Distributor by or before the settlement date of such Certificates or such other settlement period as then may be required by Rule 15c6-1 under the Securities Exchange Act of 1934 (the "Exchange

          Act"). If, for any reason, payment is not received by Distributor after the execution of any order by or through Dealer, Distributor reserves the right, without any notice, to cancel the sale and to hold Dealer responsible for any loss, including loss of profits, suffered by Distributor or Issuer resulting from such failure.

     (5) Distributor reserves the right in its discretion to suspend sales or withdraw the offering of any Certificate in whole or in part, without notice and without incurring any liability or obligation to Dealer.

     (6) Upon notice to the Dealer that the Distributor has so suspended sales or withdrawn an offering, or of the suspension of the effectiveness of a registration statement or amendment or that a prospectus is not on file as described below in this Section I (6), Certificates shall not be offered by the Dealer under any of the provisions of this Agreement and no order for the purchase or sale of Certificates hereunder shall be accepted if and so long as the effectiveness of the current registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933 (the "Securities Act") or any applicable state securities laws or if and so long as a current prospectus as required by Section 5(b)(2) of the Securities Act or any applicable state securities laws is not on file with the Securities and Exchange Commission (the "SEC") or any applicable state securities regulator, as the case may be.

     (7) The Dealer and its personnel shall not make any representations concerning a Certificate except those contained in the prospectus therefor, or the registration statement of the Issuer on Form S-1 relating to the sale of the Certificates, including all exhibits, as of the effective date of the registration statement or the most recent post effective amendment thereto (the "Registration Statement").

     (8) The Dealer and its personnel shall be responsible for determining the suitability of each sale, as further described in Section I (2) of this Agreement, and of any other transaction recommended by the Dealer to one or more of its clients, and for servicing its client accounts. Servicing client accounts shall include the following:

          i) serving as the primary contact for the Dealer's clients and prospects regarding Certificates;

          ii) receiving from clients and prospects and timely transmitting to Distributor instructions as to sales, surrenders or withdrawals, ownership changes (if applicable), term changes (if applicable) and other actions sought with respect to Certificates;

          iii) answering client questions and inquiries regarding Certificates;

          iv) determining whether the actions sought by clients concerning Certificate ownership, transfer, surrender or withdrawal, and the like are legally permissible or advisable in all applicable jurisdictions;

          v) keeping and maintaining such records as required pursuant to this agreement or by law;

          vi) promptly forwarding to the Dealer's clients who own Certificates all notices from the Issuer or the Distributor to such owners, including without limitation notices about upcoming renewal dates;

          vii) sending to the client confirmations of Certificate transactions as required by law or by the terms of the Certificate, as described in the applicable prospectus or otherwise;

          viii) sending a current applicable prospectus for a Certificate, and, if applicable, a flyer containing current rates for the Certificate ("Rate Flyer") and any other required supplemental material to a client prior to or at the same time as the confirmation of a purchase of a Certificate; and

          ix) carrying out such other activities and responsibilities as are described in this Agreement and/or may be agreed to between the Dealer and Distributor from time to time;

     (9) Dealer shall provide to the Distributor or the Issuer a certified copy of a death certificate of a registered or beneficial owner of a Certificate, and such other evidence of such death as is reasonably requested by the Distributor or the Issuer, as a condition precedent to any obligation of the Distributor or the Issuer to take any action contingent on the death of such registered or beneficial owner.

II.  DISTRIBUTOR'S RESPONSIBILITY

     The Distributor shall promptly provide the Dealer with current prospectuses and other information legally required or reasonably requested by the Dealer; provided, however, that the Distributor and the Issuer shall not be obligated to disclose proprietary information, trade secrets or other confidential information.

III. COMPENSATION

     (1) The Distributor shall pay the Dealer and the Dealer accepts in full payment for its activities hereunder, compensation with respect to each Certificate as described in the Product Exhibit(s) attached hereto. Such Product Exhibit(s) may be amended or supplemented by the Distributor from time to time by mailing a revised Product Exhibit to the Dealer. The Dealer's placement of an order for Certificates after the date of mailing of the revised Product Exhibit shall conclusively evidence Dealer's agreement to the terms of the revised Product Exhibit.

     (2) Chargebacks: If the Issuer, Distributor or a court or other legal authority cancels or revokes a sale of a Certificate, Dealer shall repay its compensation to the Distributor.

IV.  FURTHER LEGAL COMPLIANCE

     (1) This Agreement and any transaction through, or payment to, the Dealer pursuant to the terms of this Agreement is conditioned on the Dealer's representation to the Distributor and the Issuer that, as of the date of this Agreement, the Dealer is, and at all times during its effectiveness the Dealer will be, a registered broker-dealer under the Exchange Act and qualified under applicable state securities laws in each jurisdiction in which the Dealer is required to be qualified to act as a broker-dealer in securities, and a member in good standing of the NASD. The Dealer agrees to immediately notify the Distributor and the Issuer promptly in writing and immediately suspend sales of Certificates if this representation ceases to be true. The Dealer agrees that it will comply with the rules of the NASD and applicable laws.

     (2) Upon application by Dealer, the Distributor may furnish the Dealer information as to any advice received from Distributor's blue sky agent (currently Clear Sky Corporation) concerning the jurisdictions in which the Certificates have been qualified for offer or sale or are exempt under the securities or Blue Sky laws of such jurisdictions.
          The Distributor and the Issuer shall have no obligation or responsibility with respect to the Dealer's right to sell Certificates in any state or jurisdiction. The Dealer shall not transact orders for Certificates in states or jurisdictions in which the Distributor or the Issuer indicates Certificates may not be sold.

     (3) Each order that Dealer submits, directly or indirectly, to Distributor for the purchase of a Certificate shall identify the state or states of offer and sale of such Certificate and the amount purchased by customers in each such state who will be the beneficial owners of such Certificate. If the sale of Certificates to customers in a particular state would cause the total amount of Certificates sold in such state to exceed the amount of such Certificates that had been registered in such state, Distributor will have no obligation to sell such Certificates to Dealer or its customer. Dealer will indemnify and hold Distributor harmless against any liabilities (including costs of investigation and defense) to which Distributor may become subject as a result of any misrepresentation as to the state of offer and sale to customers for whom Dealer purchases Certificates.

     (4) The Distributor or the Issuer will furnish the Dealer with copies of the prospectus for each Certificate identified in a Product Exhibit hereto in reasonable quantities upon the Dealer's request. If a Rate Flyer or other supplemental materials are required, then upon the Dealer's request, the Distributor or the Issuer will furnish the Dealer, at the Distributor or Issuer's option, with either a copy (which may be an electronic copy) from which the Dealer may make copies, or with reasonable quantities, of the Rate Flyer. The Dealer agrees to deliver a copy of the current prospectus and, if a

          Rate Flyer is applicable, a copy of the Rate Flyer, in accordance with the provisions of the Securities Act applicable to prospectus delivery, to each purchaser of such a Certificate for whom the Dealer acts as broker or dealer. The Dealer shall file sales literature and promotional material for such Certificates with the NASD and the SEC as required; provided, however, that Dealer may not publish or use any sales literature or promotional materials with respect to Certificates without the Distributor's prior written consent (but, notwithstanding such consent, Dealer shall remain solely responsible for any advertising or sales material it prepared). Dealer agrees to indemnify and hold Distributor harmless against any liabilities (including costs of investigation and defense) to which Distributor may be subject in respect of any such information, advertising or sales material that is furnished to any person, published or used with or without prior written consent of Distributor.

V.   REPRESENTATIONS AND WARRANTIES

     (1)  Dealer represents and warrants to Distributor that:

     (a) Dealer is a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and is qualified to act as a broker-dealer in the states or other jurisdictions in which it transacts business.

     (b) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for Dealer's lawful execution and delivery of this Agreement and Dealer's performance hereunder have been obtained.

     (c) Upon execution and delivery by it, and assuming due and valid execution by Distributor, this Agreement will constitute a valid and binding agreement, enforceable against Dealer in accordance with its terms.

     (d) Dealer is familiar with Rule 15c2-8 under the Exchange Act, Section 4(3) of the Securities Act and Section 24(d) of the Investment Company Act of 1940 (the "Investment Company Act") relating to the distribution and delivery of preliminary and final prospectuses and agrees that it will comply therewith and that it will deliver a prospectus (and, if applicable, a Rate Flyer and any other required supplemental materials) to all customers for whom it accepts an order for purchase of Certificates. Additional copies of the Prospectuses will be supplied to it as it may reasonably request. Upon Dealer's receipt from a customer of an order for the purchase of Certificates, Dealer shall send to the customer a written confirmation of the transaction that satisfies the requirements of Rule 10b-10 of the Exchange Act. In addition, upon receipt of payment for Certificates ordered from Distributor through or by Dealer or upon the renewal of Certificates pursuant to the terms of the prospectus, Distributor shall send to the customer a written confirmation of such transaction; provided, however, that Distributor shall not send such confirmation to the customer in such cases where Dealer, DTC, or another intermediary is the record owner of such Certificates or where the parties have agreed that Dealer shall send such confirmation to the customer.

     (e) Dealer will obtain from each customer to whom it sells Certificates any taxpayer identification number or other certification required under Section 1441 or 3406 of the Internal Revenue Code of 1954, as amended (the "Code"), and the regulations promulgated thereunder, and comply with applicable tax reporting requirements.

     (f) Dealer is a member in good standing of the NASD or, if it is not such a member, it is a foreign bank or a dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, including territories or possessions of the United States, or to persons who are citizens thereof or residents therein, and in making other sales to comply, as though it were a member of NASD, with the provisions of Sections 2730, IM-2730, 2740, IM-2740, 2750 and IM-2750 of the Conduct Rules of the NASD and with Section 2420 thereof as that Section applies to a non-NASD member broker or dealer in a foreign country.

     (g) Dealer will undertake to comply with respect to the offering of Certificates to the public pursuant to this Agreement with all applicable provisions of the Securities Act, the Exchange Act and the Investment Company Act and the rules and regulations thereunder and with the applicable rules of the NASD and the conduct of Dealer's business in relation thereto and all other applicable laws, including but not limited to laws, rules and regulations relating to currency transactions, transporting funds or monetary instruments in or out of the United States, wire transfers and financial transactions, and Dealer will indemnify and hold Distributor harmless against any liabilities (including costs of investigation and defense) to which Distributor may become subject in respect of Dealer's breach of this
          Section V(g).

     (h)  Certificates   will  only  be  offered  by  Dealer's  agents  who  are
          appropriately registered with the NASD and under state securities laws, as amended from time to time.

     (i) If the Certificates sold by Dealer are indexed Certificates, Dealer agrees that its confirmations and statements to owners of such certificates will state, if applicable:

               i)   the maximum return for the term of the Certificate,

               ii) the percentage participation in the index for the term of the Certificate, and

               iii) the minimum interest for the term of the Certificate.

          Dealer further agrees that its confirmations, statements and other communications to such owners will not include an indexed value for the Certificate before the end of the term of the Certificate if the indexed value depends on the value of the index on the last day of such term.

VI.  MISCELLANEOUS

     (1) The Dealer for all purposes herein shall be deemed to be an independent contractor, and except as expressly provided or authorized in this Agreement, shall have no authority to act for, represent or bind the Distributor, the Issuer or its transfer agent.

     (2) Any notice to a party under this Agreement shall be given in writing, addressed and delivered or mailed postpaid to the party to this Agreement entitled to receive the same:

                    If to the Distributor:

                    American Express Financial Advisors Inc.
                    1818 AXP Financial Center
                    Minneapolis, Minnesota 55474
                    Attn:  Compliance Officer

                    If to the Dealer:

                    _________________________
                    _________________________
                    _________________________
                    _________________________

          or to such other address as either party may designate by such written notice to the other.

     (3) The Dealer may at its own risk accept telex or telephone purchase, withdrawal or transfer instructions from its clients in accordance with the Dealer's internal procedures. All such instructions shall nevertheless be communicated in written form to the Distributor and shall be subject to acceptance or rejection by the Distributor or the Issuer. In the event that the facilities of DTC are not available, all communication with the Distributor shall be in writing sent by US Mail, courier, or facsimile.

     (4) Distributor may modify this Agreement at any time by written notice to you. The first order placed by Dealer subsequent to the giving of such notice shall be deemed acceptance by Dealer of the modification described in such notice.

     (5) This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

     (6) All references in this Agreement to the prospectus refer to the then current version of the relevant prospectus and include any stickers or supplements thereto.

     (7) Each party acknowledges that the names, addresses and other information concerning their respective customers are and shall remain the sole property of such party, and neither party or any affiliate shall use such names, addresses or other information concerning the other party's customers for any purpose except in connection with the performance of its respective duties and responsibilities hereunder and except for servicing and informational mailings relating to the Certificates. Notwithstanding the foregoing, this paragraph VI (7) shall not prohibit either party or its affiliates from utilizing for any purpose the names, addresses or other information concerning any of the other party's customer names, addresses or other information if such information is obtained in any manner other than from each other pursuant to this Agreement. The provisions of this paragraph (7) shall survive the termination of this Agreement.

VII. INDEMNIFICATION

     (1) The Dealer shall reimburse or indemnify, defend and hold harmless the Distributor, the Issuer and their affiliates from and against any and all claims, demands, actions, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of or relating to
          (1) any breach by Dealer or Issuer of any term, condition, representation or warranty, covenant or provision contained in this Agreement; (2) any violation of any law, rule or regulation by Dealer; and (3) Dealer's negligence or willful misconduct. The Distributor and the Issuer may offset any such claims, demands, actions, losses, damages, costs and expenses against any amounts due to the Dealer hereunder.

     (2) The Distributor shall reimburse or indemnify, defend and hold harmless Dealer from and against any and all claims, demands, actions, losses, damages, costs and expenses (including reasonable attorney's fees) arising out of or relating to (1) any inaccuracy or omission in any prospectus for any Certificate or the registration statement of the Issuer relating to the sale of the Certificates, including all exhibits, as of the effective date of the registration statement or the most recent post-effective amendment thereto, or any annual report or proxy statement of the Issuer for any Certificate or any advertising or promotional material for the Certificate prepared by Distributor or Issuer or its affiliates or agents; (2)
          any  breach  by  Distributor   or  Issuer  of  any  term,   condition,
          representation, warranty, covenant or provision contained in this Agreement; (3) any violation of any law, rule or regulation by Distributor or Issuer; and (4) Distributor or Issuer's negligence or willful misconduct.

     (3) Neither party shall have any obligation of indemnity to the extent said claim, demand, action, loss, damage, cost or expense is caused by an act or omission of the other party. Each party shall use its best efforts to mitigate all costs and expenses. Additionally, each party acknowledges and agrees that the other party's obligation of indemnity or reimbursement, if any, shall be limited to actual damages. In no event shall either party be liable, in any manner whatsoever, for consequential, incidental, special or punitive damages.

VIII. TERMINATION

     (1) This Agreement shall remain in effect beginning upon the Effective Date, until such time it is terminated in accordance with this Section.

     (2) This Agreement may be terminated without penalty by either the Distributor or the Dealer at any time whether prior to, at or after the date hereof by giving the other party at least sixty (60) days' prior written notice of such intention to terminate.

     (3) This Agreement will terminate automatically in the event of its assignment (as defined in the Investment Company Act of 1940).

IX.  REPRESENTATIONS TO SURVIVE

     The provisions of Sections IV (2), IV (3), V and VII of this Agreement shall survive the offer and sale of the Certificates, to the extent permitted by law, and the termination and cancellation of this agreement.

X.   APPLICABLE LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AMERICAN EXPRESS FINANCIAL ADVISORS INC.       SECURITIES AMERICA INC.
Distributor                                    Dealer


By: /s/ Douglas Dunning                        By: /s/ Brian Hill
    -------------------                            ----------------------------
        Douglas Dunning                                Brian Hill

Title: Vice President                          Title: President

Date: August 21, 2000                          Date: September 15, 2000

                                 Product Exhibit
               American Express Equity Indexed Savings Certificate
                          Effective as of July 31, 2000

1. Pursuant to Section I (1) of the Selling Dealer Agreement, dated as of July 31, 2000, the Dealer may offer American Express Equity Indexed Savings Certificates ("Indexed Certificates"), which Indexed Certificates bear interest that may be tied in whole or in part to any upward movement in a stock market index.

2. The Dealer shall be compensated as follows on the basis of the principal amount of the Indexed Certificates, if the client has purchased an Indexed Certificate through the Dealer and has not designated another selling dealer, distributor or servicing agent for the account, or if the client has designated the Dealer as selling dealer or servicing dealer for the account, or if the Distributor, the Issuer and the Agent agree in writing that the Agent should be compensated with regard to the client's Indexed Certificate account.

         The Dealer shall receive a sales commission equal to .65% per term of the principal amount of each such Indexed Certificate. Dealer shall receive additional compensation equal to .20% per term of the principal amount of each such Indexed Certificate. Such additional compensation shall be for payment or reimbursement of ticket charges or other fees charged by transfer agents or others to the Dealer, and for selling, promotional and client servicing activities. For the purposes of this Product Exhibit, "principal amount" shall be equal to the amount invested, plus additional investments and interest when credited to the account but less withdrawals and penalties.

         Provided, however, that no payment shall be made to the Dealer, or to any other selling dealer or distributor (except the Distributor) with whom the Distributor or the Issuer has a selling dealer or distribution agreement, of compensation as to which the Distributor or the Issuer has actually received at its principal office written notice of a competing claim to such compensation from the Dealer or such a selling dealer or distributor, until the parties disputing the payment resolve their dispute or such payment is ordered by a court, panel of arbitrators, or similar authority with jurisdiction over the matter.

         The Dealer shall be paid upon commencement of a term of the Indexed Certificates as described in the applicable prospectus.

3. The compensation payable to the Dealer for terms other than an initial term of an Indexed Certificate beginning during any given calendar month shall be aggregated and paid to the Dealer in a lump sum within 15 days after each calendar month end. The Dealer may withhold the compensation from the amount transmitted to the Distributor upon the sale of an Indexed Certificates.